EXHIBIT 10.12

                             AMENDMENT TO AGREEMENT


         THIS AMENDMENT TO AGREEMENT is made and entered into this 24th day of May, 1996 by and among CTI Industries Corporation ("CTI") and Pulidos et Terminados Finos s.a. de c.v. (P&TF).

         WHEREAS, CTI and P&TF have entered into that certain Agreement dated September 8, 1995 ("Agreement");

         WHEREAS, the parties desire to amend the Agreement as provided herein.

         NOW, THEREFORE, in consideration of the premises and of the terms herein provided, the parties hereto agree as follows:

         1. Paragraph 8 of the Agreement is amended to provide that the term of the Agreement shall be for a period of ten years from the date of the Agreement.

         2. With regard to paragraph 5.9 of the Agreement relating to payment for the Machines:

                  2.1 With respect to any invoice as to which a reduction in payment would be provided for, P&TF shall have the option, for a period of four years from the date of this Agreement, to defer the reduction by so notifying CTI and CTI shall then pay the full amount of the invoice, provided that from and after one year from the date of this Agreement, CTI may deduct amounts from invoices during any year equal to 20% of the total purchase price of the Machines;

                  2.2 The period of time within which deductions from invoices to CTI shall be made to apply against the purchase price of the Machines shall be extended and continue to the earlier of the date upon which full payment of the purchase price shall have been made or four years from the date hereof;

                  2.2 Any remaining balance of the purchase price for the Machines shall be due and payable four years from the date of this Agreement; provided that CTI and PT&F, jointly, may further extend such payment date.

         2. As amended hereby, the parties reaffirm the Agreement and the Agreement shall remain in full force and effect for its term.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment to



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Agreement as of the day and year first above written.


                                               PULIDOS & TERMINADOS FINOS
                                               s.a. de c.v.


                                               By/s/ Enrique Mora Valasco
                                                     ------------------------
                                                     Enrique Mora Valasco
                                                     Director
WITNESS:

--------------------------


                                               CTI INDUSTRIES CORPORATION


                                               By/s/ Stephen M. Merrick
                                                     ------------------------
                                                     Stephen M. Merrick
                                                     President
WITNESS:

/s/ Suzanne Trapani

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